As filed with the Securities and Exchange Commission on August 18, 1997
                                          Registration No. 33-


                    SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C. 20549


                                 FORM S-8


                          REGISTRATION STATEMENT
                                  UNDER
                        THE SECURITIES ACT OF 1933


                     REGENERON PHARMACEUTICALS, INC.
          ------------------------------------------------------
          (Exact name of registrant as specified in its charter)


              NEW YORK                             13-3444607
       ------------------------      ------------------------------------
       (State of incorporation)      (I.R.S. employer identification no.)


                       777 Old Saw Mill River Road
                        Tarrytown, New York 10591
                 ----------------------------------------
                 (Address of principal executive offices)


                     REGENERON PHARMACEUTICALS, INC.
                      1990 LONG-TERM INCENTIVE PLAN
                     -------------------------------
                         (Full title of the plan)


   Paul Lubetkin, Esq., Vice President, General Counsel, and Secretary
                     Regeneron Pharmaceuticals, Inc.
                       777 Old Saw Mill River Road
                        Tarrytown, New York 10591
                              (914) 347-7000
        ---------------------------------------------------------
        (Name, address and telephone number, including area code,
                          of agent for service)


                                Copies to:

                         Matthew J. Mallow, Esq.
                   Skadden, Arps, Slate, Meagher & Flom
                             919 Third Avenue
                         New York, New York 10022
                             (212) 735-3000



                                  CALCULATION OF REGISTRATION FEE

======================================================================================================
                                        Proposed Maximum       Proposed Maximum    Amount of
Title of Securities  Amount to  be      Offering Price         Aggregate Offering  Registration
to be Registered     Registered         Per Share (1)(2)       Price (2)           Fee
===================================================================================================
Common Stock,
par value
$0.001 per
share                1,500,000 shares   $9.375                 $14,062,500         $4,489
===================================================================================================
(1) Estimated pursuant to paragraphs (c) and (h) of Rule 457 under the
    Securities Act of 1933, as amended, on the basis of the average of the high and low sale prices for a share of Common Stock on Nasdaq
    National Market on September 15, 1995, within five business days prior to filing.

(2) Estimated solely for the purpose of calculating the registration fee.
===================================================================================================




                          REGISTRATION STATEMENT

                                   FOR

                  REGISTRATION OF ADDITIONAL SECURITIES

                               ON FORM S-8


                        Incorporation by Reference
                        --------------------------

            Hereby incorporated by reference is Registrant's Registration Statement on Form S-8 (No. 33-50480) filed on August 5, 1992 with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Securities Act").


               Required Information Not in Prior Statement
               -------------------------------------------

            Not Applicable.




                                SIGNATURES

            Pursuant to the requirements of the Securities Act, Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tarrytown, State of New York, on the 18th day of August, 1997.


                                  REGENERON PHARMACEUTICALS, INC.

                                  By               *
                                    --------------------------------------
                                        Leonard S. Schleifer, M.D., Ph.D.
                                    President and Chief Executive Officer


            Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons on behalf of the Registrant and in the capacities indicated on August 18, 1997.

            Signature                              Title
            ---------                              -----
                *
---------------------------------       Chairman of the Board of Directors
     P. Roy Vagelos, M.D.

                *
---------------------------------       President, Chief Executive Officer
Leonard S. Schleifer, M.D., Ph.D.         (Principal Executive Officer),
                                          and Director

                *
---------------------------------       Vice President, Finance &
        Murray A. Goldberg                Administration, Chief Financial
                                          Officer, and Treasurer (Principal
                                          Financial Officer)

                *
---------------------------------      Controller and Assistant Treasurer
        Beverly C. Dubs                   (Chief Accounting Officer)

                *
---------------------------------      Director
        Charles A. Baker

                *
---------------------------------      Director
      Michael S. Brown, M.D.

                *
---------------------------------      Director
   Alfred G. Gilman, M.D., Ph.D.

                *
---------------------------------      Director
    Joseph L. Goldstein, M.D.

                *
---------------------------------      Director
       Fred A. Middleton

                *
---------------------------------      Director
     Eric M. Shooter, M.D.

                *
---------------------------------      Director
         George L. Sing



*By:  /s/   PAUL LUBETKIN
---------------------------------
         Paul Lubetkin
      (Attorney-in-fact)




                            LIST OF EXHIBITS


Designation    Description of Exhibit
-----------    ----------------------
    4.1        Registrant's Articles of Incorporation (incorporated by
               reference to Registrant's Quarterly Report on Form 10-Q for its quarter ended June 30, 1991, filed with the Commission on August 13, 1991).

    4.2        Registrant's By-Laws (incorporated by reference to
               Registrant's Annual Report on Form 10-K for its year ended December 31, 1994, filed with the Commission on March 31 ,
               1995).

    5          Opinion of Skadden, Arps, Slate, Meagher & Flom.

    23.1       Consent of Coopers & Lybrand L.L.P. (for the Registrant).

    23.2       Consent of Ernst & Young LLP (for Amgen-Regeneron
               Partners).

    23.3 Consent of Skadden, Arps, Slate, Meagher & Flom (contained in Exhibit 5).

    24         Power of Attorney